Exhibit 10.3

PREMIER FINANCIAL CORP.

AMENDED AND RESTATED

2015 LONG TERM INCENTIVE PLAN

SECTION 1. PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Premier Financial Corp. 2015 Long Term Incentive Plan (the “Plan”) is to provide a means through which the Company and its Subsidiaries may attract and retain Employees and Non-Employee Directors, to provide incentives that align their interests with those of the Company’s shareholders, and to promote the success of the Company’s business.

1.2 Effective Date. The Plan will become effective on the later of the date on which the Plan is approved by the Board or by the Company’s shareholders (“Effective Date”). This Plan was originally effective April 30, 2015 (the “Effective Date”) following the approval of the Plan by the shareholders of United Community Financial Corp. (“UCFC”) and assumed by the Company effective January 31, 2020 in connection with the merger of UCFC with and into the Company. This Plan was amended and restated by the Company effective February 15, 2022 to update certain administrative components in alignment with other Company incentive and benefit plans, including but not limited to the Company’s Amended and Restated 2018 Equity Incentive Plan, and to enhance certain corporate governance features.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Annual Bonus Award” means an Award to Employees who are Participants pursuant to Section 10 consisting of the right to receive a cash payment on an annual basis.

2.2 “Award” means, individually or collectively, any award or benefit to an Employee or Non-Employee Director permitted and granted under the Plan, including Stock Options, Stock Awards, Stock Units, Stock Appreciation Rights, Annual Bonus Awards, and Long-Term Incentive Awards.

2.3 “Award Agreement” means any agreement, document, or other instrument (which may be in written or electronic form) evidencing an Award granted under the Plan and specifying the terms, conditions, and restrictions thereof, including, without limitation, a Stock Option Agreement, Stock Award Agreement, Stock Unit Agreement, Stock Appreciation Right Agreement, Annual Bonus Award Agreement and Long-Term Incentive Award Agreement.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Subsidiary or in any other agreement between the Participant and the Company or any Subsidiary (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), a Participant’s: (a) willful and continued failure to substantially perform assigned duties; (b) gross misconduct; (c) breach of any term of any agreement with the Company or any Subsidiary, including the Plan and any Award Agreement; (d) conviction of (or plea of no contest or nolo contendere to) (i) a felony or a misdemeanor that originally was charged as a felony but which was subsequently reduced to a misdemeanor through

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negotiation with the charging entity or (ii) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or any Subsidiary; or (e) violation of the Company’s code of conduct or any other policy of the Company or any Subsidiary that applies to the Participant. Notwithstanding the foregoing, Cause will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s applicable vacation policy, or other period of absence approved by the Company. The determination of “Cause” shall be made by the Committee or by the Chief Human Resources Officer of the Company, in each of their sole and absolute discretion.

2.6 “Change in Control” has the meaning set forth in Section 12.2 of the Plan.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board or such other committee, subcommittee (including a subcommittee thereof if required with respect to actions taken to comply with Section 162(m) in respect of Awards to Covered Employees), or officer as may be designated by the Board from time to time to administer the Plan.

2.9 “Common Share(s)” means the common share(s), no par value, of the Company.

2.10 “Company” means Premier Financial Corp., an Ohio corporation, or any successor thereto.

2.11 “Covered Employee” has the meaning given the term in Code Section 162(m)(3) as interpreted by Internal Revenue Service Notice 2007-49.

2.12 “Director” means a member of the Board of Directors of the Company.

2.13 “Disability” means

(a)
with respect to an Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code;

(b)
with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies), (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant’s employer, or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(c)
with respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection (a) or (b) of this definition, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform his or her duties, which is expected to be permanent or for an indefinite duration longer than twelve (12) months.

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2.14 “Effective Date” has the meaning set forth in Section 1.2.

2.15 “Eligible Person” means any Employee or Non-Employee Director (and such other individuals designated by the Committee to become Employees or Non-Employee Directors upon or after the receipt of Awards).

2.16 “Employee” means any individual classified as an employee of the Company or any Subsidiary by the Company on its payroll system; provided, however, that with respect to Incentive Stock Options, the term “Employee” means any individual who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-l(h) (or any successor provision thereof).

2.17 “Employee Award” means any Award granted to an Employee.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the rules and regulations promulgated thereunder.

2.19 “Fair Market Value” means, on a particular date,

(a) if the Common Shares are listed on a national securities exchange, the closing price per Common Share on the consolidated transaction reporting system for the principal national securities exchange on which Common Shares are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (it) if Common Shares are not so listed but is quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per Common Share reported by the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if Common Shares are not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau, Incorporated, or (iv) if Common Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or

(b) if applicable, the price per share as determined by the Committee in good faith (which determination shall be conclusive and binding on all persons); provided, however, that with respect to any Award that is intended to be exempt from the requirements of Section 409A, a value determined by the reasonable application of a reasonable valuation method as defined in Section 409A (and, with respect to ISOs, in accordance with Section 422 of the Code and the regulations thereunder).

2.20 “Good Reason” means, in the case of a Participant who is an Employee, the occurrence of any of the following events without the Participant’s express consent, unless all grounds for a termination with Good Reason based on such event have been cured within thirty (30) calendar days after the Participant gives written notice to the Company describing such event in detail and requesting cure, such notice to be given within ninety (90) calendar days after the first occurrence of such event:

i.
material (10% or greater) diminution in the Participant’s base salary;
ii.
material change in the geographic location at which the Participant must perform the services which is greater than 50 miles from the Participant’s prior work location but only if such

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change results in an increase of the Participant’s one-way commute from the Participant’s residence of more than 35 miles; or
iii.
any material breach of an Award Agreement by the Company.

No event will constitute Good Reason unless the Participant resigns from employment with the Company within ninety (90) calendar days following the expiration of the Company cure period applicable to such event. Otherwise, any claim of such circumstances as Good Reason will be deemed irrevocably waived by the Participant.

2.21 “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.22 “Long-Term Incentive Award” means an Award to Employees who are Participants pursuant to Section 11 consisting of the right to receive a payment in cash and/or in Common Shares to the extent Performance Goals are achieved and/or other requirements are met.

2.23 “Non-Employee Director” means a Director, or a member of the board of directors of a Subsidiary, who is not an Employee.

2.24 “Nonqualified Performance Award” means a Performance Award that is not intended to be a Qualified Performance Award.

2.25 “Nonqualified Stock Option” or “NSO” means a Stock Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

2.26 “Participant” means any Eligible Person selected to receive an Award under the Plan.

2.27 “Performance Award” means an Award, other than an ISO, NSO, or SAR, that is subject to the attainment of one or more Performance Goals.

2.28 “Performance Goals” means, with respect to a Qualified Performance Award (and if the Committee so decides, with respect to a Nonqualified Performance Award) one (1) or more (either alone or in combination) of the following performance factors or business criteria which may be established by the Committee with respect to the Company or any one or more of its Subsidiaries or other business units:

(a) net earnings or net income, before or after taxes (including, but not limited to, net income, net income available to common shareholders, and income before taxes);

(b) earnings before or after taxes, interest, depreciation and/or amortization;

(c) earnings per share or earnings per diluted common share;

(d) revenue growth;

(e) net operating profit;

(f) pre-tax, pre-credit costs income;

(g) net interest margin;

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(h) return measures (including, but not limited to, return on average assets, capital, invested capital, or average equity);

(i) cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment).

(j) gross or operating margins;

(k) productivity ratios (including, but not limited to, efficiency ratio);

(l) capital ratios;

(m) liquidity ratios;

(n) share price (including, but not limited to, growth measures and total shareholder return);

(o) expense targets;

(p) margins;

(q) operating efficiency;

(r) market share (including, but not limited to, deposit market share or loan market share);

(s) loan and/or deposit growth;

(t) working capital targets and change in working capital;

(u) economic value added (including, but not limited to, net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(v) asset growth;

(w) non-interest expenses as a percentage of total expense;

(x) loan charge-offs as a percentage of total loans;

(y) risk and asset quality measures (including, but not limited to, net charge-off ratio, non-performing assets ratio, and classified assets ratio); and

(z) other specific criteria adopted by the Committee.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with United States generally accepted accounting principles to the extent applicable, but, unless otherwise determined and specified by the Committee will exclude the effects of the following; (i) charges or expenses for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; (vii) restatements and accounting charges; (viii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (ix) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss,

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or charges that, in case of each of the foregoing, the Company identifies in its financial statements, including notes to the final statements.

In addition, the Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (aa) litigation, claims, judgments or settlements; (bb) the effects of changes in other laws or regulations affecting reported results; and (cc) accruals of any amounts for payment under the Plan or any other compensation arrangements maintained by the Company; provided that such adjustment was specified in the Award during the initial ninety (90) days of an applicable performance period if the Award is subject to Section 409A. Performance Goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee, in its discretion, deems appropriate. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that will not be Qualified Performance Awards, the Committee may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Section 2.28.

2.29 “Plan” means this Premier Financial Corp. 2015 Long Term Incentive Plan, as it may be amended from time to time.

2.30 “Proceeding” has the meaning set forth in Section 18 of the Plan.

2.31 “Qualified Performance Award” means an Employee Award that is a Performance Award to a Covered Employee that is intended to qualify as performance-based compensation under Section 162(m).

2.32 “Restriction Period” means the period during which an Award may be earned by a Participant.

2.33 “Restricted Stock” means an Award of Common Shares that is subject to forfeiture until vesting conditions are satisfied.

2.34 “Retirement” means, unless otherwise specified in an Award Agreement, in the case of an Employee, the retirement from the employ of the Company under one or more of the retirement plans of the Company, or as otherwise specified by the Committee and, in the case of Non-Employee Director, shall mean the retirement from the Board at any time after the Director attains age fifty-five (55) and has served at least five (5) years as a Non-Employee Director.

2.35 “Section 162(m)” means Code Section 162(m) and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.36 “Section 409A” means Section 409A of the Code and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.37 “Stock Appreciation Right” or “SAR” means a right granted under Section 9 of the Plan.

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2.38 “Stock Award” means a grant of Common Shares under Section 7 of the Plan, which grant may be a grant of Restricted Stock.

2.39 “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 of the Plan.

2.40 “Stock Unit” means a right granted to a Participant to receive Common Shares or cash or a combination of Common Shares and cash under Section 8 of the Plan.

2.41 “Subsidiary” means an entity of which the Company is the direct or indirect (in an unbroken chain of entities beginning with the Company) beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests of such entity, including entities acquired after the Effective Date.

2.42 “Substitute Awards” means Common Shares subject to Awards granted in assumption, substitution or exchange for previously granted share-based awards under a shareholder-approved plan of a company acquired by the Company.

SECTION 3. ADMINISTRATION

3.1 The Committee. Except as otherwise provided herein, this Plan shall be administered by the Committee. Any Award that is intended to be a Qualified Performance Award shall be issued by the Committee or a subcommittee consisting solely of members of the Board who are “outside directors” under Section 162(m). As to the selection of and grant of Awards to Participants who are not executive officers of the Company, the Committee may, pursuant to a written delegation of authority which sets out the specific limits of such delegation, delegate its responsibilities to the Chief Executive Officer or other officers in a manner consistent with applicable law and provided the such Participant’s compensation is not subject to the limitations in Section 162(m) of the Code.

3.2 Authority of the Committee

(a) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and adopt such rules, regulations and guidelines to carrying out this Plan as it may deem necessary or proper, all of which power shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions applicable to an Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards) or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Employee Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

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(b) The Committee shall have the independent authority and discretion over the appointment, compensation and oversight of the services of advisors to the Committee, including compensation consultants and legal counsel, provided such advisors meet the standards for independence as established by the exchange on which the Common Shares are traded. The Company shall pay the compensation and expenses of such advisors. The Committee may engage or authorize, the engagement of a third party administrator to carry out administrative functions under the Plan.

(c) No member of the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s articles of incorporation and regulations.

3.3 Performance Goals

(a) The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of Performance Goals. Performance Goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, as provided in Section 2.28, Performance Goals may be adjusted for any events or occurrences, as may be determined by the Committee. Performance Goals may be particular to one or more lines of business, corporate functions or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(b) As provided in Sections 2.28 and 3.3(a), with respect to each performance period established by the Committee, (i) the Committee shall establish such Performance Goals relating to one or more of the business criteria selected pursuant to Sections 2.28 and 3.3(a), and (ii) the Committee shall establish targets for Participants for achievement of Performance Goals. The Performance Goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which Performance Goals for that performance period have been achieved and shall authorize the award of Common Shares or cash, as applicable, to the Participant for whom the targets were established, in accordance with the terms of the applicable Award Agreements.

SECTION 4. ELIGIBILITY AND AWARDS

4.1 Participants. Participants shall consist of all Eligible Persons the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Awards of Incentive Stock Options may only be made to an Employee who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-l(h) or any successor provision related thereto.

4.2 Awards. Subject to the terms of the Plan, any type of Awards may be granted by the Committee to any Participant, but only Employees may receive Awards of Incentive Stock Options. Awards may be granted alone, or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16.3) in substitution for any other Award (or any other award granted under another plan of the Company or any Subsidiary, including the plan of an acquired entity).

4.3 Award Agreements. Each Award shall be evidenced by an Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award

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Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries, which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award or the return of vested Common Shares received in connection with an Award in the event of the Participant’s noncompliance with the provisions of, or as otherwise provided in, such Award Agreement or other agreement. If the Participant shall fail to enter into any such agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled. The applicable Award Agreement shall specify the termination provisions of an Award upon a Participant’s termination of employment or service with the Company and its Subsidiaries.

4.4 Performance Awards

(a) Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date. The Committee may provide for earlier vesting in an Employee Award upon a termination of employment by reason of death, Disability or Retirement or the termination of the Employee’s employment by the Company other than for Cause. The Committee shall set Performance Goals in its discretion which, depending on the extent which they are met, will determine the value, vesting and/or amount of Performance Awards that will be paid out.

(b) Except as provided in any Award Agreement, if an Employee Award is permitted to vest prior to the lapse of any performance period or Restriction Period, the Committee may (i) determine the extent to which the Performance Goals with respect to each such Performance Award have been met (based upon such audited or unaudited financial information then available as the Committee deems relevant) at the time of the early vesting, (ii) establish that the Performance Goals have been met at target levels of performance without consideration of actual performance at the time of the early vesting, or (iii) postpone the determination of performance, and ultimate settlement to the Participant, until the completion of the performance period. Performance Awards vesting prior to the lapse of any performance period may be prorated based on each completed day of the performance period up to and including the date of the Employee’s termination of employment.

(c) Nonqualified Performance Awards. Nonqualified Performance Awards granted to Participants shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee shall determine.

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(d) Qualified Performance Awards. Qualified Performance Awards granted to Covered Employees under the Plan shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more Performance Goals established by the Committee prior to the earlier to occur of (x) ninety (90) days after the commencement of the period of service to which the Performance Goal relates, or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established) to which the Performance Goal relates, and in any event while the outcome of the Performance Award is substantially uncertain. In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m), as to grants to Covered Employees and those Employees whose compensation is likely to be subject to Section 162(m), and the Committee shall be guided by such provisions in establishing such goals. Prior to the payment of any compensation relating to Qualified Performance Awards based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee. No Qualified Performance Awards shall be granted unless the Performance Goals have been approved by the shareholders of the Company within five (5) years of the commencement of the performance period to which such Performance Goals relate. The Committee, in determining the actual amount of a Qualified Performance Award, may reduce or eliminate (but not increase) the amount of the Qualified Performance Award payout through the use of negative discretion provided that the exercise of such negative discretion does not cause the Qualified Performance Award to fail to qualify as performance-based compensation under Section 162(m).

SECTION 5. COMMON SHARES

5.1 Total Number of Common Shares

(a) Subject to adjustment as provided in Section 5.3, the total number of Common Shares that may be subject to Awards granted under the Plan shall be 1,200,000 Common Shares. The number of Common Shares available for grant under the Plan shall be reduced by (i) one (1) for each Common Share subject to a Stock Option or SAR; and (ii) one (1) for each Common Share subject to a Stock Award, a Stock Unit or a Long-Term Incentive Award. Common Shares subject to Awards granted under the Plan may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 5.3 of the Plan. Substitute Awards do not reduce the Common Shares available for Awards under the Plan.

(b) Any Common Shares subject to an Award that is cancelled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Any Common Shares that again become available for future grants pursuant to this Section 5.1(b) shall be added back as one (1) Common Share if such shares were subject to Options or Stock Appreciation Rights; and as one (1) Common Share if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein, Common Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) shares tendered in payment of an Option, (ii) shares delivered to or withheld by the Company to satisfy any tax withholding obligation, or (iii) shares covered by a share-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

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5.2 Limitations. Subject to adjustment as provided in Section 5.3:

(a) Of the total Common Shares authorized for issuance under the Plan pursuant to Section 5.1, the maximum number of Common Shares under the Plan that shall be available for (i) Awards of Incentive Stock Options is 600,000 Common Shares; and (ii) Awards of Nonqualified Stock Options and Stock Appreciation Rights is 400,000 Common Shares.

(b) No Participant shall be granted, during any one (1) calendar year period, Options and Stock Appreciation Rights with respect to more than 300,000 Common Shares in the aggregate, or any other Awards with respect to more than 300,000 Common Shares in the aggregate. If an Award is to be settled in cash, the number of Common Shares on which the Award is based shall not count towards the individual share limit set forth in this Section 5.2(b).

(c) The maximum number of Common Shares subject to a Qualified Performance Award that may be granted under the Plan in any one (1) calendar year to a Participant is 300,000 Common Shares.

(d) During any one (1) calendar year, no Non-Employee Director may receive Awards with an aggregate grant date Fair Market Value in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00).

5.3 Adjustment. In the event of any reorganization, recapitalization, share split, share distribution, share dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of Common Shares reserved for issuance under the Plan; (b) adjustment in the number and kind of Common Shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or Stock Appreciation Rights, or the price of other Awards under the Plan; (d) adjustments to the share limitations set forth in Section 5.2 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances. Notwithstanding the foregoing, previously granted Stock Options and SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Stock Options and SARs represented immediately prior to such event and to preserve, without exceeding, the value of Stock Options and SARs in accordance with Code Section 422 and Section 409A.

SECTION 6. STOCK OPTIONS

6.1 Grant. Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Stock Options granted under the Plan to Non-Employee Directors shall be NSOs. Unless otherwise expressly provided at the time of the grant to be Awards of ISOs, Stock Options granted under the Plan to Employees shall be NSOs.

6.2 Stock Option Agreement. The grant of each Stock Option shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Option Agreement” specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of Common Shares to be subject to each Stock Option, how the Stock Option will be exercised, and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan. With respect to a Stock Option, in no event shall a Participant be entitled to amounts equivalent to cash dividends, share dividends or other property dividends on the Common Shares subject to the Stock Option.

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6.3 Exercise Price and Period. With respect to each Stock Option granted to a Participant;

(a) Except as provided in Section 6.4(b), Section 16.3, or in the case of Substituted Awards, the per share exercise price of each Stock Option shall be one hundred percent (100%) of the Fair Market Value of the Common Shares subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as set forth in the Stock Option Agreement. Notwithstanding the foregoing sentence, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause.

(c) Except as provided in Section 6.4(b), each Stock Option that has not terminated earlier as provided in the Stock Option Agreement shall expire, and all rights to purchase Common Shares thereunder shall expire, on the date ten (10) years after the date of grant.

(d) If the employee's employment terminates as a result of the employee's Disability, the employee may exercise the vested portion of each ISO, but only within such period of time ending on the earlier of: (a) the date 12 months following the employee's termination of employment or (b) the Expiration Date. If the employee’s employment terminates as a result of the employee's death, the vested portion of each ISO may be exercised by the employee's estate, by a person who acquired the right to exercise the ISO by bequest or inheritance or by the person designated to exercise the ISO upon the employee's death, but only within the time period ending on the earlier of: (a) the date 12 months following the employee's termination of employment or (b) the Expiration Date.

6.4 Required Terms and Conditions of ISOs. In addition to the foregoing, each ISO granted to an Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). If the aggregate Fair Market Value (determined at the time of grant) of the Common Shares subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to an Employee who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each Common Share subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Share on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase Common Shares thereunder shall expire, no later than the fifth (5th) year anniversary of the date the ISO was granted.

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(c) No ISOs shall be granted under the Plan after the ten (10) year anniversary of the Effective Date.

6.5 Exercise of Stock Options

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of Common Shares with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company or such party as the Secretary of the Company may designate.

(b) The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price and specified in the Award Agreement:

(i) in cash;

(ii) by directing the Company to withhold the number of Common Shares otherwise issuable in connection with the exercise of the Stock Option that have an aggregate Fair Market Value equal to the exercise price;

(iii) by delivering previously acquired Common Shares that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price; however, such terms shall be specified in the Award Agreement effective at the date of grant.

(c)The Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, share certificates representing the total number of Common Shares issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise.

SECTION 7. STOCK AWARDS

7.1 Grant. The Committee may, in its discretion, (a) grant Common Shares under the Plan to any Participant without payment of consideration by such Participant, (b) grant shares of Restricted Stock to any Participant, or (c) sell Common Shares under the Plan to any Participant for such amount of cash, Common Shares or other consideration as the Committee deems appropriate.

7.2 Stock Award Agreement. Each Common Share issued to a Participant under this Section 7 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Award Agreement”, which shall specify whether the Common Shares are granted or sold to the Participant and such other restrictions, terms and conditions (including the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) The restrictions to which the Common Shares awarded hereunder are subject shall lapse as set forth in the Stock Award Agreement. The Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to a Stock Award in the event of

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an Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause, after giving consideration to Section 409A.

(b) Except as provided in this subsection (b) and unless otherwise provided in the Stock Award Agreement, the Participant receiving a grant of or purchasing Common Shares shall thereupon be a shareholder with respect to all of the Common Shares subject to the Stock Award and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award for Restricted Stock that provides for the right to receive dividends or distributions, the Company may accumulate and hold such dividends or distributions or pay said dividends and distributions at the same time the Company pays the same with respect to non-restricted Common Shares, as specified in the Award Agreement. If accumulated, the accumulated dividends or other distributions shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

(c) The Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, share certificates representing the total number of Common Shares granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which, in the case of Restricted Stock, may be held by the Secretary of the Company until such time as the Common Shares are forfeited or the restrictions lapse.

(d) A Participant may make an election under Section 83(b) of the Code. If any Participant shall make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service

SECTION 8. STOCK UNITS

8.1 Grant. The Committee may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event (including the attainment of Performance Goals) as described in the Stock Unit Agreement, one Common Share or cash equal to the Fair Market Value of a Common Share on the date of such event, as provided in the Stock Unit Agreement.

8.2 Stock Unit Agreement. Each grant of Stock Units to a Participant under this Section 8 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Unit Agreement”, which shall specify the restrictions, terms and conditions established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) The restrictions to which the Stock Units awarded hereunder are subject shall lapse as set forth in the Stock Unit Agreement. The Board shall have the discretion to accelerate the date as of which the restrictions lapse in the event of an Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause, after giving consideration to Section 409A.

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(b) Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a shareholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Common Shares. A Stock Unit Agreement may provide that, until the Stock Units are settled in Common Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Common Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Common Shares. Notwithstanding the preceding sentence, in the case of a Stock Unit Award that provides for the right to receive amounts related to dividends or distributions: (i) if such Stock Unit Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such amounts, and (ii) in the case of all other such Stock Unit Awards, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. If dividends or distributions will be accumulated, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c) Upon settlement of Stock Units in Common Shares, the Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the, name of the Participant, share certificates representing a number of Common Shares equal to the number of Stock Units being settled.

SECTION 9. STOCK APPRECIATION RIGHTS (SARS)

9.1 Grant. The Committee may, in its discretion, grant an SAR under the Plan to any Participant who is an Employee. Each SAR granted to a Participant shall entitle the Participant to receive an amount (payable in cash or in Common Shares, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) equal to the excess of (a) the Fair Market Value per Common Share on the date of exercise of such SAR, over (b) the exercise price of the SAR, multiplied by the number of Common Shares with respect to which the SAR is being exercised.

9.2 Stock Appreciation Right Agreement. Each SAR granted under this Section 9 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Appreciation Right Agreement”, specifying the conditions for exercise, the exercise period, the exercise price, the expiration date, the number of Common Shares subject to each SAR, whether the SAR is to be settled in Common Shares or cash and such other terms and conditions established by the Board in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) Except in the case of Substituted Awards and Section 16.3, the per share exercise price of each SAR shall be one hundred percent (100%) of the Fair Market Value of the Common Shares subject to the SAR on the date on which the SAR is granted.

(b) Each SAR shall become exercisable as set forth in the Stock Appreciation Right Agreement. The Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of a Participant’s termination of employment with the Company or any Subsidiary without Cause.

(c) Unless a shorter period is provided in the Stock Appreciation Right Agreement, each SAR shall expire on the date ten (10) years after the date of grant.

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(d) Upon exercise of a SAR settled in Common Shares, the Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, share certificates representing the total number of Common Shares issuable to the Participant.

With respect to a Stock Appreciation Right, in no event shall a Participant be entitled to amounts equivalent to cash dividends, share dividends or other dividends on the Common Shares subject to the SAR.

SECTION 10. ANNUAL BONUS AWARDS

Subject to the terms of the Plan, the Committee will determine all terms and conditions of an Annual Bonus Award, including but not limited to, whether or not the Annual Bonus Award will be solely a discretionary Annual Bonus Award, any Performance Goals, performance period, the potential payable, and the timing and form of payment. If the Committee determines that the Annual Bonus Award shall be a Performance Award (instead of a discretionary Annual Bonus Award): (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Bonus Award is contingent on the achievement of one or more Performance Goals during the performance period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award is deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of one (1) fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one (1) fiscal year.

SECTION 11. LONG-TERM INCENTIVE AWARDS

Subject to the terms of the Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing and form of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the performance period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award is deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of more than one (1) fiscal year of the Company. Dividend equivalents shall not be paid until and to the extent that the Performance Goals are met.

The Committee may from time to time grant Awards under this Plan that provide a Participant the right to purchase Common Shares that are valued by reference to the Fair Market Value of the Common Shares (including, but not limited to, dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a Change of Control); provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.

SECTION 12. CHANGE IN CONTROL

12.1 Effect of Change in Control. Upon a Change in Control:

(a) Except as otherwise provided in any Award Agreement, notwithstanding any provision of the Plan to the contrary, all NSOs, ISOs, and SARs shall become immediately

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exercisable with respect to one hundred percent (100%) of the Common Shares subject to such NSOs, ISOs, and SARs.

(b) Except as provided in any Award Agreement, all incomplete performance periods in respect of each Performance Award shall end on the date of the Change in Control and the Committee, as constituted prior to the Change in Control, shall (i) determine the extent to which the Performance Goals with respect to each such Performance Award have been met (based upon such audited or unaudited financial information then available as it deems relevant), and (ii) cause to be paid to the Participant prorated Awards (based on each completed day of the Performance Period up to and including the date of the Change in Control) based upon the Committee’s determination under preceding clause (i) or, if no such determination has been made, assuming that the target levels of performance have been met for each Performance Goal.

(c) With respect to any other outstanding Awards under this Plan (e.g. an Award other a NSO, ISO, SAR, or Performance Award) or any Substitute Awards described in subparagraph (d), the applicable Award Agreement may provide that such Award or Substitute Award shall be fully earned and vested immediately upon the termination of the individual’s employment or service but only if the Participant's employment or service is terminated by the Company or any successor entity thereto without Cause, or the Participant resigns his or her employment for Good Reason, in either case, within such periods of time as may be specified in the applicable Award Agreement, which time period shall not begin more than 90 days prior to a Change in Control nor end more than two (2) years after a Change in Control.

(d) Notwithstanding the foregoing and without limiting the effect of Section 5.3, the Committee or the Board of the Company may, in its discretion, to the extent determined to be permitted under Code Section 409A, take one or more of the following actions with respect to any outstanding Awards: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of stock options and SARs, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; (ii) provide for the assumption of or the issuance of Substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) modify the terms of such awards to add events, conditions or circumstances upon which the vesting of such Awards or lapsing of restrictions thereon will accelerate, including but not limited to the ability to accelerate vesting of any outstanding Award in the event of an individual’s separation from employment or service prior to but in anticipation of the Change in Control.

12.2 Definition of Change in Control. means the occurrence of any of the following events after the Effective Date:

i.
The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group (in each case, directly or through attribution), constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (provided that, if any person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional control by the same person or persons will not constitute a Change in Control);
iv.
The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that, together with stock of the Company acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or group (in

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each case, directly or through attribution), constitutes thirty percent (30%) or more of the total voting power of the stock of the Company;
v.
A majority of the members of the Board are replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
vi.
One person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than forty (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(e) Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, solely for purposes of any payment or benefit under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A, a “Change in Control” will not occur unless such Change in Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation,” in each case within the meaning of Code Section 409A.

SECTION 13. SECURITIES LAW RESTRICTIONS

The Committee may impose such restrictions on Awards and Common Shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Committee shall not be obligated to issue, deliver, or transfer Common Shares under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the securities acts). The Committee may cause a restrictive legend to be placed on any Common Shares issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. The term of an Award shall not be extended, and neither the Committee, nor the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any Common Shares as to which the Award shall lapse because of such restrictions.

SECTION 14. PAYMENT OF TAXES

In connection with any Award, and as a condition to the issuance or delivery of any Common Shares or cash amount to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

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(a) in cash;

(b) by directing the Company to withhold the number of Common Shares otherwise issuable in connection with the Award that have an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; or

(c) by delivering previously acquired Common Shares of the Company that are acceptable to the Committee that have an aggregate Fair Market Value equal to the amount required to be withheld.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Notwithstanding the foregoing, neither the Committee nor the Company makes any representation to any Participant or beneficiary of a Participant as to the tax consequences of any Awards made pursuant to the Plan, and the Committee and the Company shall have no liability or other obligation to indemnity or hold harmless any Participant or any beneficiary of a Participant for any tax, additional tax, interest or penalties that any Participant or any beneficiary of a Participant may incur as a result of the grant, vesting, or payment of an Award under the Plan.

Except as otherwise provided in any other written agreement between the Company or any Subsidiary and a Participant, including any Award Agreement, if the sum of the amounts payable under the Plan and those provided under all other plans, programs or agreements between the Participant and the Company or any Subsidiary constitutes a “parachute payment” as defined in Section 280G of the Code, the Company will reduce any payments to the minimum extent necessary to avoid the imposition of an excise tax under Section 4999 of the Code or a loss of deduction under Section 280G of the Code. Any reduction pursuant to this Section 11.2 shall be made in compliance with Section 409A of the Code.

SECTION 15. NONTRANSFERABILITY

Except as described in this Section or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Section, no Award may be transferred by a Participant for value or consideration.

Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

SECTION 16. TERMINATION OR AMENDMENT OF PLAN AND AWARD AGREEMENTS

16.1 Termination or Amendment of Plan. Except as described in Section 16.3 below, the Board or the Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the Common Shares are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the Common Shares are listed. Subject to the foregoing, the Board may correct any defect or

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supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

16.2 Amendment of Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule.

16.3 No Repricing of Stock Options or SARs. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs shall not be effective without prior approval of the shareholders of the Company, except with respect to adjustments in accordance with Section 5.2 and 5.3. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash. Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company.

SECTION 17. NO CONTRACT OF EMPLOYMENT

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment or service of any Participant for any particular period.

SECTION 18. APPLICABLE LAW

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Ohio, without regard to the conflict of law provisions of any state, and with the relevant provisions of the Code and regulations issued thereunder. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Ohio or the United States District Court for the Northern District of Ohio and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant and beneficiary of a Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Ohio, the United States District Court for the Northern District of Ohio, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such State of Ohio court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant and beneficiary of a Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail, postage prepaid, to such party, in the case of a Participant (or the Participant’s beneficiary) at the Participant’s (or the Participant’s beneficiary’s) address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Ohio.

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SECTION 19. TERM OF PLAN

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the ten (10) year anniversary of the Plan’s Effective Date; however, any Award theretofore granted may extend beyond such date.

SECTION 20. MISCELLANEOUS

20.1 Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant (or a Participant’s beneficiary) has a fixed and vested interest but which is not yet made to a Participant (or a Participant’s beneficiary) by the Company, nothing contained herein shall give any such Participant (or such Participant’s beneficiary) any right that is greater than those of a general unsecured creditor of the Company.

20.2 No Uniformity; No Future Rights. No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity or treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award, and shall not constitute a promise of future grants. The Committee, in its sole discretion, maintains the right to make available future Awards hereunder,

20.3 No Trust. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Board, the Committee and a Participant or any other person,

20.4 Fractional Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

20.5 Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, for purposes of an Award that is subject to Section 409A, if a Participant’s termination of employment or service triggers the payment of “nonqualified deferred compensation” under such Award, then the Participant will not be deemed to have terminated employment or service until the Participant incurs a “separation from service” within the meaning of Section 409A.

20.6 Clawback Policy. Awards will be subject to potential cancellation, recoupment, recession, payback or other action in accordance with any applicable clawback policy that the Company may adopt from time to time or any applicable law, as may be in effect from time to time.

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